UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2016

MATTRESS FIRM HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35354	20-8185960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5815 Gulf Freeway, Houston, Texas	77023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 923-1090

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                   Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Mattress Firm Holding Corp. (the “Annual Meeting”) was held on May 31, 2016 at the Four Seasons Hotel located at 1300 Lamar Street, Houston, Texas 77010.  At the Annual Meeting, the stockholders of Mattress Firm Holding Corp. (the “Company”) voted on the following three proposals and cast their votes as follows:

1.             Election of Directors.  The Company’s stockholders elected Christopher J. Hadley and Anil Seetharam to the Board of Directors of the Company to serve as Class II directors for three-year terms expiring in 2019.  The voting details are as follows:

	For	Withheld Authority	Broker Non-Vote
Christopher J. Hadley	33,814,721	30,049	671,936
Anil Seetharam	33,814,819	29,951	671,936

2.             Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers.  The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended February 2, 2016, as described in the Company’s proxy materials. The voting details are as follows:

For	Against	Abstain	Broker Non-Vote
33,818,911	23,458	2,401	671,936

3.             Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Accounting Firm for Fiscal Year 2016. The Company’s stockholders ratified the Audit Committee’s appointment of Deloitte & Touche LLP, independent public accountants, as the Company’s auditors for the fiscal year ending January 31, 2017. The voting details are as follows:

For	Against	Abstain
34,503,896	12,017	793

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTRESS FIRM HOLDING CORP.

Date: June 1, 2016	By:	/s/ Alexander S. Weiss
Alexander S. Weiss
Chief Financial Officer

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